United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  September 10, 2005

RECOM MANAGED SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

531 Main Street
Suite 301
Greenville, South Carolina 29601
(864) 233-2300
(Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement

On September 10, 2005, Recom entered into two separate agreements with TZ Medical, Inc., an Asset Purchase Agreement and a Joint Venture Agreement.  Under the Asset Purchase Agreement, Recom will purchase TZ Medical’s non-prescription OTC TZ CardioSentry event recorder, prescription CardioSentry RX event recorder, FM Demodulator, Heart Aide event recorder, and PaceAide pacemaker monitor, for a total of 427,553 unregistered common shares with an ascribed value of $1,800,000.  TZ Medical will also manufacture the Cardio Sentry RX event recorder on a private label basis for Recom.  Under the Joint Venture Agreement, Recom and TZ Medical will jointly manufacture, develop and market TZ Medical’s line of intracardiac catheters through a limited liability company to be established and managed by Recom.  Joint venture profits will be distributed 70:30 in favor of TZ Medical for the first six months of the joint venture, and equally between TZ Medical and Recom afterwards.  The parties intend for Recom to incorporate its patented and patent-pending signal-amplification and noise-reduction technologies into the acquired or joint-ventured product lines.  Each of the aforesaid transactions are subject to completion of due diligence and satisfaction of other pre-closing contingencies.  The closing for the Asset Purchase Agreement is scheduled for September 25, 2005.

As part of the asset acquisition, Recom has also entered into five-year and three-year employment agreements with the principals of TZ Medical, Messrs. Byron Zahler and Tom Tribou, respectively, pursuant to which they will provide continued marketing efforts for the acquired or ventured monitoring devices and future versions of these products employing Recom’s technology.  Each of Messrs. Zahler and Tribou  will receive annual compensation of $50,000, payable at the election of Recom in cash or  S-8 registered shares, and shall also be granted the following common share purchase options exercisable at the price of $4.21 per share:  (1) as a signing bonus, a vested option entitling each of them to purchase 300,000 unregistered shares, (2) an unvested performance option entitling each of them to purchase an additional 1,750,000 unregistered shares in cumulative increments based upon the attainment during the term of their employment agreements of various revenue benchmarks relating to sales revenues of the acquired or ventured monitoring products in $5,000,000 tranches up to and exceeding $30,000,000, and (3) an unvested performance option entitling each of them to purchase an additional 500,000 unregistered shares based upon the attainment by Recom during the term of their employment agreements of $10,000,000 in revenues.  These options will each expire on September 10, 2010 to the extent not exercised, subject to forfeiture or term acceleration provisions.

Section 3 — Securities and Trading Markets

Item 3.02.

Unregistered Sales of Equity Securities

The offer and sale of our securities pursuant to Item 1.01 above is exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act insofar as:  (1) the investors were accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  No underwriting discounts or commissions were payable with respect to the offering or sale of our securities pursuant to Item 1.01 above.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits:

99.1

Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Greenville, South Carolina, this 14th day of September, 2005.

RECOM MANAGED SYSTEMS, INC., a Delaware corporation
By: /s/ Pamela Bunes Pamela Bunes President and Chief Executive Officer (principal executive officer)